SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     Brocade Communications Systems, Inc. (the Company) reported in its definitive proxy statement, filed with the Securities and Exchange Commission on Schedule 14A on February 23, 2004, that the total tax fees billed to the Company for the fiscal year ended October 25, 2003 by the Company’s independent public accountants, KPMG LLP, was $477,000. The Company disclosed today that the total tax fees consisted of approximately $462,000 for tax compliance services and $15,000 for tax planning services.

     The Company announced today that Larry W. Sonsini has resigned from the Nominating and Corporate Governance Committee of its Board of Directors. Mr. Sonsini will continue to serve on the Company’s Board of Directors and is standing for re-election at the Company’s annual meeting of stockholders, which is scheduled to occur on April 7, 2004.